UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2015

ORIGINCLEAR, INC.

(Name of registrant as specified in its charter)

Nevada (State or other jurisdiction of Incorporation or organization) 5645 West Adams Boulevard Los Angeles, California (Address of principal executive offices)	333-147980 (Commission File Number)	26-0287664 (I.R.S. Employer Identification Number) 90016 (Zip Code)

Registrant’s telephone number, including area code: (323) 939-6645

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

Private Placement

On December 10, 2015, OriginClear, Inc. (the “Company”) issued to an investor 4,166,667 shares of the Company’s common stock for, among other things, the cancellation of shares held by the investor in the Company’s subsidiary, OriginClear (HK) Company Limited.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Consultant Issuances

Between November 30, 2015 and December 31, 2015, the Company issued to consultants an aggregate of 2,530,778 shares of the Company’s common stock in lieu of cash consideration.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Conversion of Notes

Between November 18, 2015 and January 7, 2016, holders of convertible promissory notes converted an aggregate principal and interest amount of $257,528 into an aggregate of 18,410,700 shares of the Company’s common stock.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported, on October 6, 2015, the Board of Directors of the Company approved the grant of four-year options to purchase an aggregate of 111,050,000 shares of common stock of the Company at an exercise price of $0.0375 per share to employees and contractors of the Company and its newly acquired subsidiary Progressive Water Treatment, Inc. (the “October 2015 Grant”).

On January 5, 2016, the Board of Directors of the Company approved certain amendments to an aggregate of 86,000,000 non-qualified stock options that were part of the October 2015 Grant that were made to T. Riggs Eckelberry, Chief Executive Officer and director of the Company, Jean Louis Kindler, Chief Commercial Officer and director of the Company, William Charneski, Senior Vice President, Nicholas Eckelberry, co-founder and brother of T. Riggs Eckelberry, and Anthony Fidaeleo and Byron Elton, both directors of the Company. The foregoing amendments included among other things (i) extending the term of the stock options from four to five years, (ii) providing for the filing of a Form S-8 to cover the shares underlying the stock options, and (iii) placing certain transfer and exercise restrictions on the stock options.

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The foregoing is qualified in its entirety by the terms of the amended and restated stock option agreements attached hereto as Exhibits 10.1 through 10.6.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amended and Restated Non-Statutory Stock Option Agreement dated October 6, 2015 between T. Riggs Eckelberry and the Company

10.2	Amended and Restated Non-Statutory Stock Option Agreement dated October 6, 2015 between Jean Louis Kindler and the Company

10.3	Amended and Restated Non-Statutory Stock Option Agreement dated October 6, 2015 between William Charneski and the Company

10.4	Amended and Restated Non-Statutory Stock Option Agreement dated October 6, 2015 between Nicholas Eckelberry and the Company

10.5	Amended and Restated Non-Statutory Stock Option Agreement dated October 6, 2015 between Anthony Fidaleo and the Company

10.6	Amended and Restated Non-Statutory Stock Option Agreement dated October 6, 2015 between Byron Elton and the Company

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIGINCLEAR, INC.

January 8, 2016	By:	/s/ T. Riggs Eckelberry
Name: T. Riggs Eckelberry Title: Chief Executive Officer

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